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Exhibit 23.4

Consent of Independent Auditors

        We consent to the use of our report dated March 29, 2013, except for Note 1, as to which the date is January 20, 2014, with respect to the consolidated financial statements of Eldorado HoldCo LLC and subsidiary included in Amendment No. 1 to the Registration Statement (Form S-4/A No. 333-192086) and the related Prospectus of Eclair Holdings Company for the registration of 61,688,709 shares of its common stock.

/s/ Ernst & Young LLP

Las Vegas, Nevada
February 12, 2014

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  Exhibit 23.4